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                                                                      EXHIBIT 32

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
     (AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


      In connection with the Quarterly Report of Res-Care, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






Date: August 5, 2004             By: /s/ Ronald G. Geary
      -----------------              -------------------------------------------
                                     Ronald G. Geary
                                     Chairman, President and
                                      Chief Executive Officer



Date: August 5, 2004             By: /s/ L. Bryan Shaul
      -----------------              -------------------------------------------
                                     L. Bryan Shaul
                                     Executive Vice President of Finance &
                                      Administration and Chief Financial Officer



      A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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